Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

PetIQ, Inc.:

We consent to the use of our reports included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Boise, Idaho

May 19, 2017